UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                           June 3, 2005
Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-06357 (Commission File No.)	13-2595091 (IRS Employer Identification No.)

500 108th Avenue NE, Bellevue, Washington 98004
(Address of principal executive offices)    (Zip Code)

                                (425) 453-9400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

          On June 3, 2005, Esterline Technologies Corporation (“Esterline”) acquired all of the outstanding stock of Palomar Products, Inc. (“Palomar”) pursuant to the terms of a Stock Purchase Agreement, dated as of June 3, 2005, by and among Esterline, Palomar and the shareholders of Palomar for approximately $29 million in cash, including the estimated change in net equity value from December 31, 2004 to closing. A purchase price adjustment is payable to the seller contingent upon the achievement of financial results as set forth in the Stock Purchase Agreement.

          The press release issued by Esterline is filed as Exhibit 99.1 to this report and is hereby incorporated by reference into this report.

Item 9.01           Financial Statements and Exhibits.

           (c)            Exhibits.

                            Exhibit No.         Description

                                  99.1               Press release issued by Esterline Technologies Corporation dated June 6, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: June 6, 2005	By:	/s/ Robert D. George
Name: Robert D. George Title: Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.         Description

    99.1                 Press release issued by Esterline Technologies Corporation dated June 6, 2005.